AGREEMENT
                                  ---------

                                                                 EXHIBIT 10.2



     THIS AGREEMENT is entered into as of the 13th day of March, 1996 by and between ALAMO RENT A CAR, INC. a Florida corporation ("ALAMO"), ALASYS, LTD, A

Florida limited partnership ("ALASYS"), MOI OPERATIONS, INC., a Florida corporation ("MOI") and EDWARD J. MORSE, an individual residing in Palm Beach

County, Florida ("MORSE").

     WHEREAS, MOI owns several automobile dealerships (26 at the time of the

Agreement) and is experienced in the means and methods of purchasing automobiles and repairing automobiles;

     WHEREAS, ALAMO is in need of obtaining a continuing, dependable source of supply of passenger automobiles for use in its daily rental fleet, which MOI is willing to provide in accordance with the terms of this Agreement, and

     WHEREAS, ALAMO is in need of obtaining dependable body repair services at competitive rates; and

     WHEREAS, ALASYS is in need of business referrals for the operation of its business.

     NOW THEREFORE, in consideration of the mutual promises contained herein,

the parties hereto agree as follows:

     1.  ALAMO agrees to purchase from MOI or an entity or entities designated by MOI an aggregate of * new vehicles as are selected by ALAMO each year, for each of three (3) calendar years commencing with the 1996 calendar year.  The vehicles shall be selected by ALAMO so long as the vehicles can be reasonably supplied by dealerships in which MOI has an interest. *





* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

*MOI agrees it must have enough different types of dealerships to reasonably supply the * vehicles based upon ALAMO's fleet plan.  The price shall be at *

($*) over net dealer (true) cost per vehicle.  If ALAMO purchases less than *

vehicles from MOI in any year, then ALAMO shall pay MOI * ($*) per vehicle for each vehicle under * not purchased as liquidated damages, the payment to be made within thirty (30) days of the end of the calendar year.  ALAMO agrees to pay for the cost of the vehicles purchased prior to MOI incurring interest on

MOI's floor plan for such vehicle.  If ALAMO does not pay prior to the interest being charged to MOI for such vehicle, then ALAMO agrees to reimburse MOI for the interest MOI incurs on such vehicle.

     2.  MOI may effect the sales contemplated hereby through such franchised automobile dealers as it may, from time to time, choose, so long as MOI has sufficient different types of dealerships to reasonably supply the vehicles

ALAMO needs.

     3.  The term of this Agreement shall commence effective January 1, 1996 and shall continue until December 31, 1998.

     4.  ALAMO agrees to make its best reasonable efforts to use body shops located at MOI dealerships so long as the rates, service standards and payment schedules are competitive with other body shops in the area in which the body shop is located and the promptness for the completeness of the work is on a priority basis



* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

to return the vehicle to rental status as soon as possible.  If the rates,

service standards or payment schedules of a particular MOI body shop are not competitive with other body shops in the area, then ALAMO need not use such

MOI body shop.


     5.  MOI agrees that each of its dealerships and body shops shall refer all car rental business to ALASYS, except as that might be restricted for the 1996 model year at MORSE's four (4) Cadillac dealerships based on an existing agreement between General Motors and Enterprise Rent A Car.  MOI further agrees to provide at no cost to ALASYS, subject only to space availability, parking for ALASYS vehicles at each MOI location, access to the car washing and car cleaning facilities at each location, and office space for an ALASYS representative, initially in locations listed on Exhibit "A".  If MOI fails to make all such referrals or provide appropriate parking or facilities at each MOI location, then ALAMO need not make the car purchases required in Paragraph 1.

If ALAMO elects not to make the purchases, then MOI need not provide space at any of its dealerships nor refer its customers to ALASYS.


     6.  ALASYS agrees its price for vehicles it rents at the MOI locations will be competitively priced with other car rental operations in the area.


     7.  MORSE agrees to serve as a member of the Board of Directors of

ALAMO, ALASYS and any other entity affiliated with ALAMO, and actively participate on each Board to which MORSE is elected by such entities'

shareholders.  MORSE agrees that he shall receive One Hundred Thousand

Dollars ($100,000) annually in total
as a fee to serve as a member of all the Boards of Directors to which he is elected.  MORSE agrees that the fee may be paid to him in whatever amount each entity may choose, so long as the annual total equals $100,000.  MORSE also agrees to serve on any Board committees to which he is appointed or elected,

such committees to include, but not be limited to, the Audit Committee,

Compensation Committee and Fleet Strategy Committee.


     8.  MOI and MORSE agree that if MOI or MORSE add one or more dealerships and/or body shops, all commitments contained in this Agreement shall apply to all such dealerships and/or body shops.


     9.  Exhibit "A" contains some additional specific terms to which the parties have also agreed.


     10.  This Agreement shall be governed by and interpreted under the laws of the State of Florida.


     11.  This Agreement may not be assigned without the written consent of all the parties.



                          [signature page to follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


MORSE OPERATIONS, INC.                             ALAMO RENT A CAR, INC.


By:  /s/ Edward J. Morse                           By:  /s/ Roger Ballou
     -------------------                                -----------------
     Edward J. Morse                                    Roger Ballou,
                                                        Chief Operating Officer

    /s/ Edward J. Morse                            ALASYS, LTD
    --------------------
                                                   By:  /s/ William H. Bondurant
                                                        ------------------------
                                                        William H. Bondurant,
                                                        President ALASYS, INC.,
                                                        the general partner of
                                                        ALASYS, LTD.

                                 EXHIBIT "A"

MOI shall initially do the following specific items:
- ---------------------------------------------------

   I.     Provide physical space at the following dealerships:

          -  Buick in Davie -- upon expiration of lease w/Enterprise (90 days)
          - Dodge in Coconut Creek - upon expiration of lease w/Enterprise (30 days)
          - Chevrolet/Geo in Lauderhill - upon expiration of lease w/Enterprise (60 days)
          - Toyota in Sebring -- approximately 90 days with the depletion of loaners
          - Toyota in Delray -- approximately 90 days with the depletion of loaners
          - Northlake Bodyshop -- (upon completion of construction with temporary location at Northlake Chevrolet)

  II. Advise all other MOI locations to utilize ALAMO or ALASYS as their rental car company and to promote the same through the General Managers of each location.

 III. Pick up damaged vehicles, estimate vehicles thru the CCC estimating system, charge $* per flat rate hour with a * percent (*%) discount off list price for GM parts and repair them to ALAMO standards that apply to all manufacturer buyback parameters.

  IV. Process and pay all rental bills in the appropriate amount of time, within 30 days of receipt of statement.

ALAMO agrees to provide the following:
- -------------------------------------

   I. Charge what the manufacturer will reimburse each franchise for warranty vehicles, replacement or alternate transportation, inclusive of taxes and surcharges.

  II.     Direct billing to all insurance companies.

 III.     Post any necessary signage at MOI locations.

  IV. Develop a competitive internal rate for the dealerships when rentals are paid for and absorbed by the dealership in either service or bodyshop.

   V. Utilize the MOI bodyshops wherever possible to repair damaged vehicles located at non-airport locations.

  VI. Estimates by MOI bodyshops will be reviewed by ALAMO using the CCC computer estimating system.


* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

  VII. Payment for all work done by MOI will be made within 30 days after receipt of invoice.

  VIII. ALAMO will provide, as accurate as possible, a timetable for other MOI locations to begin using ALAMO's or ALASYS' rental services.

  IX. ALAMO promises to treat your customers as you would treat them and add to your overall customer satisfaction. Our service will adapt to your operations and improve as per your suggestions.

  X. ALAMO will provide its own phone line and computer terminal where we will be on site.

  XI. Provide a certificate evidencing that ALAMO carries workmens compensation insurance for its employees as well as a certificate of liability insurance (insuring risks including, but not limited to, those arising out of the operation of ALAMO's motor vehicles as well as those which arise out of the use by ALAMO of the office space in the MOI dealerships) in the amount of $1,000,000 naming MOI as an additional insured and certificate holder (which certificate shall state that MOI will be provided with notice of cancellation or change of coverage). Such insurance shall be with an authorized insurance carrier, authorized to do business in the state of Florida and shall have a current rating, at all times pertinent hereto of B+ or better according to the A.M. Best Guide.